UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    September 13, 2004

NEWFIELD EXPLORATION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-12534	72-1133047
(State or other jurisdiction	(Commission File Number)	I.R.S. Employer
of incorporation)		Identification No.)

363 N. Sam Houston Parkway E., Suite 2020
Houston, Texas	77060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (281) 847-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

        On September 13, 2004, Newfield issued a press release announcing it had shut-in approximately 75 million cubic feet equivalent per day (MMcfe/d) of net Company-operated production in the Gulf of Mexico in response to Hurricane Ivan. This represents nearly 25% of Newfield’s current net offshore production, which is approximately 340 MMcfe/d. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

	99.1	Press release issued by Newfield Exploration Company on September 13, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NEWFIELD EXPLORATION COMPANY

Date: September 15, 2004	By:	/s/ TERRY W. RATHERT
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Terry W. Rathert
Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release issued by Newfield Exploration Company on September 13, 2004.

Exhibit 99.1

Hurricane Ivan Forces Newfield to Shut-in Portion of Gulf of Mexico Production

FOR IMMEDIATE RELEASE

        Houston – (September 13, 2004) – Newfield Exploration Company (NYSE:NFX) today announced it had shut-in approximately 75 million cubic feet equivalent per day (MMcfe/d) of net Company-operated production in the Gulf of Mexico in response to Hurricane Ivan. This represents nearly 25% of Newfield’s current net offshore production, which is approximately 340 MMcfe/d.

        With Hurricane Ivan entering the Gulf of Mexico, Newfield began evacuating non-essential personnel on Sunday, September 12. By the end of today, 53 non-essential personnel and 31 essential personnel are expected to have been evacuated. Drilling operations have been suspended on two operated jack-up rigs operating in the eastern Gulf.

        Newfield will make determinations on additional shut-ins as Ivan’s progress is monitored over the next 24 hours. Newfield operates more than 160 platforms in the Gulf of Mexico and controls about 250 lease blocks.

        Newfield Exploration Company is an independent crude oil and natural gas exploration and production company. The Company relies on a proven growth strategy that includes balancing acquisitions with drill bit opportunities. Newfield’s areas of operation include the Gulf of Mexico, the U.S. onshore Gulf Coast, the Anadarko and Arkoma Basins, the Uinta Basin of the Rocky Mountains, offshore Malaysia and other select international ventures.

Newfield Exploration Company		For information, contact:
363 N. Sam Houston Parkway East, Ste. 2020		Steve Campbell
Houston, TX 77060		(281) 847-6081
http://www.newfld.com		info@newfld.com

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